Exhibit 10.4

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT dated as of July 27, 2009 (the “Amendment”) is entered into among Georgia Gulf Corporation, a Delaware corporation (“GGC”), Royal Group, Inc. (formerly known as Royal Group Technologies Limited), a Canadian federal corporation (the “Canadian Borrower”; together with GGC, the “Borrowers”), the Guarantors, the Lenders party hereto, Bank of America, National Association, as Domestic Administrative Agent and Bank of America, National Association acting through its Canada branch, as Canadian Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders, Bank of America, National Association, as Domestic Administrative Agent, Domestic Collateral Agent and Domestic L/C Issuer, Bank of America, National Association acting through its Canada branch, as Canadian Administrative Agent, Canadian Collateral Agent and Canadian L/C Issuer and The Bank of Nova Scotia, as Canadian Swing Line Lender entered into that certain Credit Agreement dated as of October 3, 2006 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, GGC has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Amendments.

(a)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Acceptable Subordination Terms”  means subordination terms substantially the same as those set forth in Exhibit I to the Ninth Amendment.

“Canadian Loan Party Guaranty” has the meaning specified in the definition of “Permitted Holdco Note Restructuring”.

“Consolidated Cash Taxes” means, for any period, for GGC and its Subsidiaries on a consolidated basis, the aggregate amount of Taxes paid in cash during such period, excluding, without duplication and to the extent included therein (a) Taxes paid in cash during such period that are directly attributable to, without duplication (i) any “cancellation of debt” income or other gain arising from the cancellation of Indebtedness pursuant to the 2009 Exchange Transaction or otherwise and (ii) any gain in respect of the modification or exchange of debt instruments in accordance with EITF Issue No. 96-19, in an aggregate amount for clauses (a)(i) and (a)(ii) not to exceed $29,000,000 for all periods and (b) Taxes paid in cash during such period attributable to income or gains arising from Non-Core Asset Dispositions in an aggregate amount not to exceed $15,000,000 for all periods.

“Consolidated Fixed Charges” means, for any period, for GGC and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated

Cash Interest Charges for such period (excluding, to the extent included therein, yield, discount or other financing costs pursuant to any Securitization Transaction) plus (b) the aggregate amount of scheduled principal payments (whether or not made) during such period in respect of Indebtedness (including, without limitation, the Attributable Indebtedness of Capital Leases) of GGC and its Subsidiaries (other than Attributable Indebtedness of Securitization Transactions permitted under Section 8.03(i)) plus (c) the aggregate amount of Restricted Payments made by GGC and its Subsidiaries during such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA minus (ii) Consolidated Capital Expenditures (other than (x) Permitted Additional Consolidated Capital Expenditures and, without duplication, (y) Consolidated Capital Expenditures to the extent financed with Indebtedness (other than Loans or Letters of Credit)) minus (iii) Consolidated Cash Taxes to (b) Consolidated Fixed Charges, in each case for the period of the four prior fiscal quarters most recently ended.

“Consolidated Senior Secured Indebtedness” means Consolidated Funded Indebtedness other than any such Consolidated Funded Indebtedness that is (i) Attributable Indebtedness of Securitization Transactions, (ii) subordinated to the Obligations on Acceptable Subordination Terms or (iii) not secured by a Lien on the assets of any Loan Party or any Subsidiary of any Loan Party.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Domestic Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Domestic Loan Party arising under any Domestic Loan Document  or otherwise with respect to any Loan (other than a Canadian Revolving Loan or Canadian Swing Line Loan) or Domestic Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Domestic Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract between any Domestic Loan Party and any Domestic Lender or Affiliate of a Domestic Lender and all obligations under any Treasury Management Agreement between any Domestic Loan Party and any Domestic Lender or an Affiliate of a Domestic Lender.

“EBITDA Cure Issuance” has the meaning specified in the definition of “EBITDA Cure Proceeds”.

“EBITDA Cure Issuance Expiration Date” means the earlier of (x) the date on which the aggregate amount of EBITDA Cure Proceeds that shall have been applied to increase Consolidated EBITDA is equal to $10,000,000 and (y) the date that is the fifteenth day after the date on which the Compliance Certificate for the fiscal quarter ending March 31, 2010 is required to be delivered (or, if earlier, the date that is the fifteenth day after the date on which such Compliance Certificate is actually delivered).

“EBITDA Cure Proceeds” means, with respect to any exercise of GGC’s rights under Section 9.05(a), the Net Cash Proceeds received by the Domestic Loan Parties pursuant to an issuance of Permitted Cure Securities (an “EBITDA Cure Issuance”).  “EBITDA Cure Proceeds” shall not include any cash proceeds which exceed the amount permitted to be added to Consolidated EBITDA pursuant to the limitations set forth in Section 9.05(a) and Section 9.05(d).

“Exchange Securities” means Equity Interests (other than Disqualified Equity Interests) of GGC issued upon consummation of the 2009 Exchange Transaction.

“Gallman Bond Repayment” means the payment made to repay the entire principal amount of the industrial development bond Indebtedness secured by the Gallman Property, in an aggregate amount not to exceed $17,000,000.

“Liquidation Proceeds”, at any time, means the aggregate amount of cash proceeds received by GGC or any of its Domestic Subsidiaries on or after the Ninth Amendment Effective Date and prior to such time as result of the orderly liquidation or collection of working capital assets of any business or product line within GGC’s aromatics division, to the extent such liquidation or collection occurs after the discontinuance of such business or product line, and to the extent GGC has designated such cash proceeds as such by written notice to the Administrative Agent and the Lenders; provided, that the aggregate amount of such cash proceeds that may be Liquidation Proceeds shall not exceed $10,000,000.

“Ninth Amendment” means the Ninth Amendment to Credit Agreement, dated as of the Ninth Amendment Effective Date, executed by the Borrowers, the Guarantors, the Domestic Administrative Agent, the Canadian Administrative Agent and the Lenders party thereto.

“Ninth Amendment Effective Date” means the date on which all of the conditions set forth in Section 5 of the Ninth Amendment are satisfied (such date to be communicated to the Lenders and the Borrowers by the Administrative Agents promptly upon its occurrence).

“Non-Core Asset Disposition” means a Disposition of any of the assets set forth on the Non-Core Asset Schedule.

“Non-Core Asset Schedule” means the schedule of non-core assets delivered by GGC to the Administrative Agent and the Lenders on July 14, 2009.

“Other Cure Issuance” means an issuance or incurrence of Permitted Junior Refinancing Indebtedness by any Domestic Loan Party pursuant to an exercise by GGC of its rights under Section 9.06(a).

“Permitted Additional Consolidated Capital Expenditures” has the meaning specified in Section 8.15(b).

“Permitted Cure Securities” means (x) Equity Interests (other than Disqualified Equity Interests) of GGC and (y) Permitted Junior Refinancing Indebtedness.

“Permitted Holdco Note Restructuring” means the conversion of the Holdco Loan into Equity Interests of Holdco (or otherwise forgiving such Indebtedness and simultaneously cancelling the Holdco Note); provided that contemporaneously with such conversion or forgiveness and cancellation (collectively, the “Note Restructuring”) (i) each of the Canadian Loan Parties shall have executed and delivered to the Domestic Administrative Agent a guaranty agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Canadian Loan Parties shall guarantee (the “Canadian Loan Party Guaranty”) the Domestic Obligations up to a maximum amount initially equal to the outstanding principal amount under the Holdco Note on the date of the Note Restructuring, with such maximum amount to be reduced on a dollar-for-dollar basis by any prepayments by GGC of the Term Loans and Domestic Revolving Loans from time to time pursuant to Section 2.05(b)(viii), together with such collateral documents as the Domestic Collateral Agent may reasonably request pursuant to which the Canadian Loan Parties shall grant Liens on their assets to secure their respective obligations under the Canadian Loan Party Guaranty, such collateral documents to be in form and substance reasonably satisfactory to the Domestic Collateral Agent, and (ii) the Canadian Loan Parties shall have delivered to the Domestic Administrative Agent and Domestic Collateral Agent documents of the types referred to in Sections 5.01(e) and (f) and favorable opinions or other legal memoranda of counsel to the Canadian Loan Parties in form and substance satisfactory to the Domestic Collateral Agent acting with the consent of the Required Domestic Lenders and the Canadian Collateral Agent acting with the consent of the Required Canadian Lenders.

“Permitted Junior Refinancing Indebtedness”  means Indebtedness of GGC or any other Domestic Loan Party that (i) is unsecured, (ii) is subordinated to the Obligations on Acceptable Subordination Terms, (iii) does not provide for the payment of cash interest, (iv) bears interest at an effective interest rate (after giving effect to any original issue discount) that is not in excess of 15.0% per annum, (v) has a maturity date not earlier than October 1, 2015 and does not require any mandatory principal payments prior to such date (other than upon a change of control, but then only subject to prior payment in full of the Obligations) and (vi) contains no financial maintenance covenants or restrictions on the incurrence of Indebtedness or Liens (it being understood that an “equal and ratable” or like provision shall be deemed to be a restriction on the incurrence of Liens).

“Royal Intercompany Note” means that certain promissory note dated as of October 3, 2006 executed by the Canadian Borrower in favor of Holdco, attached as Exhibit II to the Ninth Amendment.

“2009 Exchange Offering Memorandum” means the Amended and Restated Offering Memorandum and Consent Solicitation Statement, in the form provided by GGC to the Administrative Agent on July 2, 2009.

“2009 Exchange Transaction” means the exchange offer transaction on substantially the terms set forth in 2009 Exchange Offering Memorandum.

(b)           The phrase “Exchange Obligations” is hereby replaced with the phrase “Exchange Securities” each time that it appears in the Credit Agreement.

(c)           The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means with respect to all Loans (including, for the avoidance of doubt, Revolving Loans and the Term Loan), Bankers’ Acceptance Advances and Letters of Credit and Commitment Fees, the following percentages per annum:

Commitment Fees	Eurodollar Rate Loans and Letter of Credit Fee	Bankers Acceptance Advances	Base Rate Loans
1.00%	7.00%	7.00%	6.00%

(d)           The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate” means

(a)           in the case of Domestic Revolving Loans and the Term Loan, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus ½ of 1%, (ii) the Domestic Prime Rate and (iii) the Eurodollar Rate for an Interest Period of one month plus 1%;

(b)           in the case of Loans denominated in Canadian Dollars, for any day a fluctuating rate per annum equal to the highest of (i) the CDOR Rate plus ½ of 1%, (ii) the Canadian Prime Rate and (iii) the Eurodollar Rate for an Interest Period of one month plus 1%; and

(c)           in the case of Canadian Revolving Loans or Canadian Swing Line Loans denominated in U.S. Dollars, for any day a fluctuating rate per annum equal to the highest of (i) the rate which the Canadian Administrative Agent in Toronto, Ontario announces from time to time as the reference rate of interest for loans in U.S. Dollars to its Canadian borrower, (ii) the Federal Funds Rate plus ½ of 1% and (iii) the Eurodollar Rate for an Interest Period of one month plus 1%.

(e)           Clause (a) of the definition of “CDOR Rate” in Section 1.01 of the Credit Agreement is hereby amended by inserting “or Canadian Swing Line Loans” immediately after “Canadian Revolving Loans”.

(f)            Clause (a) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by inserting “except to the extent resulting from the consummation of the 2009 Exchange Transaction,” at the beginning thereof.

(g)           Clause (b) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

; provided, that none of the foregoing shall constitute a “Change of Control” to the extent directly attributable to the reconstitution of the board of directors of GGC contemplated under the terms of the 2009 Exchange Transaction;

(h)           Clause (e) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(e)           the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, the documents governing any Exchange Securities or Permitted Junior Refinancing Indebtedness.

(i)            The definition of “Consolidated Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated Capital Expenditures” means, for any period, for GGC and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition.

(j)            The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated EBITDA” means, for any period, for GGC and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount, without duplication, of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization (including without limitation amortization of debt issuance costs), (iv) non-cash charges which do not represent a cash item in such period or any future period, (v) for the fiscal quarters ended September 30, 2008 and December 31, 2008 only, cash restructuring charges and expenses in an aggregate amount not to exceed $12,000,000, (vi) for the fiscal quarter ended March 31, 2009 only, cash restructuring charges and expenses in an aggregate amount not to exceed $8,100,000, (vii) for the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, and June 30, 2010 only, cash restructuring charges and expenses in an aggregate amount not to exceed $24,200,000, (viii) the fees and expenses of (x) Alvarez & Marsal Holdings, LLC incurred since April 1, 2009 in respect of services relating to GGC’s financial restructuring and operational review and performance improvement initiatives) and (y) the financial advisory firm retained by the Administrative Agents pursuant to Section 7.10(e), (ix) the fees and expenses incurred in connection with obtaining the real estate appraisals pursuant to Section 7.10(d) and the evaluations and appraisals of accounts receivable and inventory pursuant to Section 7.20, (x) legal and financial advisory fees and expenses of third party professionals (other than Alvarez & Marsal Holdings, LLC and the financial advisory firm retained by the Administrative Agents) incurred in connection with the negotiation, documentation and closing of the 2009 Exchange Transaction, (xi) legal, financial advisory and other fees and expenses (other than of Alvarez & Marsal Holdings, LLC and the financial advisory firm retained by the Administrative Agents) incurred since April 1, 2009 in connection with the negotiation, documentation and closing of the sixth, seventh, eighth, and ninth amendments to the Credit Agreement and (xii) fees and expenses of third party professionals (other than Alvarez & Marsal Holdings, LLC and the financial advisory firm retained by the Administrative Agents) incurred since April 1, 2009 in respect of financial contingency planning, in an aggregate amount for this clause (xii) not to exceed $3,400,000.  For purposes of this definition, “interest” shall exclude yield, discount or other similar financing costs pursuant to any Securitization Transaction.

(k)           The definition of “Consolidated Interest Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Cash Interest Charges for such period minus (ii) to the extent included in Consolidated Cash Interest Charges for such period, yield, discount or other financing cost pursuant to any Securitization Transaction, each as determined on a consolidated basis in accordance with GAAP.

(l)            The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date minus (ii) in each case to the extent included in Consolidated Funded Indebtedness as of such date, (x) the Attributable Indebtedness of Securitization Transactions and (y) Permitted Junior Refinancing Indebtedness to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

(m)          The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing “an Exchange Offer” with “the 2009 Exchange Transaction” in clause (x)(3), (ii) replacing “and” with “,” at the end of clause (x)(4), (iii) inserting “and” at the end of clause (x)(5) and (iv) inserting a new clause (x)(6) immediately after clause (x)(5) as follows:

(6)           any gain or loss arising from any Non-Core Asset Disposition

(n)           The definition of “Domestic Collateral Documents” in Section 1.01 of the Credit Agreement is hereby amended by deleting “, the Intercreditor Agreement”.

(o)           Clause (d) of the definition of “Equity Issuance” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(d)           [reserved] and

(p)           Clause (d) of the definition of “Funded Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by deleting “and standby letters of credit that support performance obligations”.

(q)           The definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by inserting “, issuance or incurrence of Permitted Junior Refinancing Indebtedness” immediately following “Equity Issuance” each time it appears therein.

(r)            The definitions of “Consolidated Adjusted Leverage Ratio”, “Consolidated Interest Charges”, “Excess Amount”, “Exchange Obligations”, “Exchange Offer”, “Intercreditor Agreement”, “Minimum Excess Amount”, “Permitted Acquisitions” and “Pro Forma Basis” in Section 1.01 of the Credit Agreement are hereby deleted.

(s)           Section 1.03(b) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

If any change in GAAP occurs on or after the Ninth Amendment Effective Date that results in operating leases (as characterized under GAAP prior to giving effect to any such changes) being treated as Capital Leases after giving effect to such changes, such leases shall continue to be treated as operating leases for all purposes under the Loan Documents notwithstanding such change in GAAP.

(t)            Section 1.03(c) of the Credit Agreement is hereby deleted.

(u)           Section 2.05(b)(i)(C) of the Credit Agreement is hereby deleted.

(v)           The first sentence of Section 2.05(b)(ii)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The applicable Borrower shall promptly prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to: (i) 50% of the Net Cash Proceeds received by GGC and its Subsidiaries in respect of Dispositions after the Ninth Amendment Effective Date to the extent that the aggregate amount of such Net Cash Proceeds is less than or equal to $45,000,000 and (ii) 100% of the Net Cash Proceeds received by GGC and its Subsidiaries in respect of Dispositions after the Ninth Amendment Effective Date to the extent the aggregate amount of such Net Cash Proceeds exceeds $45,000,000; provided that if at any time the sum of (x) the cumulative amount of Net Cash Proceeds received by GGC and its Subsidiaries in respect of Dispositions after the Ninth Amendment Effective Date not prepaid pursuant to clause (i) or (ii) plus (y) the amount of Liquidation Proceeds minus (z) the cumulative amount of Incremental Prepayments previously made pursuant to this proviso exceeds $22,500,000, the applicable Borrower shall prepay additional Loans and/or Cash Collateralize additional L/C Obligations in an amount equal to such excess (each an “Incremental Prepayment”).

(w)          Section 2.05(b)(iv) of the Credit Agreement is hereby amended by inserting “(other than any such Net Cash Proceeds that are EBITDA Cure Proceeds)” immediately after “any Equity Issuance”.

(x)            The first sentence of Section 2.05(b)(v) of the Credit Agreement is hereby amended by deleting “(if the Consolidated Leverage Ratio as of the end of such fiscal year is greater than or equal to 3.5 to 1.0) or 50% (if the Consolidated Leverage Ratio as of the end of such fiscal year is less than 3.5 to 1.0)”.

(y)           Section 2.05(b)(vi)(A)(3) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(3)           [reserved;] or

(z)            To correct a scrivener’s error, Section 2.05(b)(vi)(C) of the Credit Agreement is hereby amended by replacing “with respect to all amounts prepaid pursuant to Sections 2.06(b)(iii) and (iv)” with “with respect to all amounts prepaid pursuant to Sections 2.05(b)(iii) and (iv)”.

(aa)         Section 2.05(b)(vi)(E) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(E)           with respect to any Net Cash Proceeds received by the Canadian Borrower or any of its Canadian Subsidiaries from any Permitted Sale and Leaseback Transaction or any Permitted Canadian Disposition, the Canadian Borrower may elect to use such Net Cash Proceeds to prepay the Holdco Loan (or, on and after the date on which the Permitted Holdco Note Restructuring shall have been consummated, the Royal Intercompany Note) rather than prepay the Canadian Obligations in accordance with Section 2.05(b)(vi)(B)(2); provided, that, GGC immediately uses the proceeds received from such prepayment of the Holdco Loan to prepay the Term Loan (ratably to the remaining principal amortization payments thereof), or if the Term Loan has been paid in full, to the Domestic Revolving Loans and then to Cash Collateralize the Domestic L/C Obligations or, in the case of a prepayment of the Royal Intercompany Note on or after the date on which the Permitted Holdco Note Restructuring shall have been consummated, GGC immediately prepays (in an aggregate amount equal to the amount by which the Royal Intercompany Note shall have been prepaid) the Term Loan (ratably to the remaining principal amortization payments thereof), or if the Term Loan has been paid in full, to the Domestic Revolving Loans and then to Cash Collateralize the Domestic L/C Obligations.

(bb)         A new Section 2.05(b)(viii) is hereby added to the Credit Agreement as follows:

(viii)        Prepayment of Royal Intercompany Note.  On or after the consummation of the Permitted Holdco Note Restructuring, immediately upon receipt by Holdco of any payment in respect of principal on the Royal Intercompany Note (other than any such payment made on the Royal Intercompany Note pursuant to Section 2.05(b)(vi)(E), as to which the provisions of Section 2.05(b)(vi)(E) shall apply), GGC shall prepay the Term Loan and the Domestic Revolving Loans by the amount of such payment on a pro rata basis until such Loans have been prepaid in full, and shall then Cash Collateralize the Domestic L/C Obligations until the entire amount thereof shall have been Cash Collateralized.

(cc)         A new Section 2.06(d) of the Credit Agreement is added, as follows:

(d)           Mandatory Commitment Reductions. The applicable Commitments shall be automatically and permanently reduced on a dollar-for-dollar basis to the extent of all prepayments of Revolving Loans and Canadian Swing Line Loans, and all cash collateralization of Bankers’ Acceptance Advances and Cash Collateralization of L/C Obligations, made in accordance with Section 2.05(b)(vi)(B), 2.05(b)(vi)(C), 2.05(b)(vi)(D), 2.05(b)(vi)(E), 2.05(b)(viii), 8.03(r) or, prior to the date on which the Permitted Holdco Note Restructuring shall have been consummated, 8.12(c).

(dd)         Section 5.02 of the Credit Agreement is hereby amended by (i) deleting clause (d) and  (ii) replacing “Sections 5.02(a), (b) and (d)” with “Sections 5.02(a) and (b)” in the last sentence thereof.

(ee)         Section 6.22 of the Credit Agreement is hereby amended by inserting a new paragraph at the end thereof as follows:

The subordination provisions contained in the documents governing any Permitted Junior Refinancing Indebtedness are enforceable against GGC, the other Loan Parties and the holders of such Permitted Junior Refinancing Indebtedness, and all Obligations hereunder and under the Loan Documents constitute “Senior Indebtedness”

and “Designated Senior Indebtedness” (or any comparable terms) under the terms of such documents.

(ff)           Section 7.02(k) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(k)           (i) promptly, and in any event within two Business Days after receipt thereof by GGC, copies of each notice or other correspondence received from Holdco or any of its Subsidiaries, and any notice or other correspondence provided to Holdco, in connection with the Holdco Note or any other Intercompany Security Document and (ii) beginning on the date on which the Permitted Holdco Note Restructuring shall have been consummated, promptly, and in any event within two Business Days after receipt thereof by Holdco, copies of each notice or other correspondence received from the Canadian Borrower or any of its Subsidiaries, and any notice or other correspondence provided to the Canadian Borrower, in connection with the Royal Intercompany Note; and

(gg)         Section 7.12(c) of the Credit Agreement is hereby amended by deleting “the Exchange Securities” and replacing it with “any Permitted Junior Refinancing Indebtedness”.

(hh)         Section 7.21 of the Credit Agreement is hereby deleted.

(ii)           Section 8.01(p) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(p)           (i) Liens in favor of GGC on the assets of Holdco and its Canadian Subsidiaries pursuant to any Intercompany Security Document and (ii) at all times on and after the date on which the Permitted Holdco Note Restructuring shall have been consummated, Liens in favor of Holdco on the assets of the Canadian Loan Parties (other than Holdco) to secure their obligations to Holdco in respect of the Royal Intercompany Note (including the Guarantee thereof); provided, that such Liens shall be subordinated, on terms and conditions satisfactory to the Domestic Collateral Agent and the Canadian Collateral Agent, to the Liens securing the Obligations granted by such Canadian Loan Parties under the Loan Documents.

(jj)           Section 8.02(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(f)            [reserved];

(kk)         Section 8.02(g) of the Credit Agreement is hereby amended by inserting the following additional proviso at the end thereof:

and provided further, that, notwithstanding any other provision of this Agreement or of any other Loan Document to the contrary, the Holdco Loan may be converted in full into Equity Interests of Holdco (or otherwise forgiven in full, and the Holdco Note cancelled) pursuant to the Permitted Holdco Note Restructuring.

(ll)           Sections 8.03(f), 8.03(g) and 8.03(h) of the Credit Agreement are hereby each amended by replacing “that are exchanged for Exchange Securities” with “that are exchanged for Exchange Securities pursuant to the 2009 Exchange Transaction”.

(mm)       Section 8.03 of the Credit Agreement is hereby further amended by (i) replacing “clauses (a) through (k) and (p)” with “clauses (a) through (h), (j) or (k)” in clause (l), (ii) deleting “and” at the end of clause (n), (iii) deleting “and” at the end of clause (o), (iv) deleting “.” at the end of clause (p) and replacing it with “;” and (v) adding new clauses (q),(r) and (s) immediately after clause (p) as follows:

(q)           Permitted Junior Refinancing Indebtedness incurred on or prior to the EBITDA Cure Issuance Expiration Date to the extent that the Net Cash Proceeds thereof constitute EBITDA Cure Proceeds, in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(r)            beginning on the EBITDA Cure Issuance Expiration Date, additional Permitted Junior Refinancing Indebtedness; provided that (x) the Net Cash Proceeds of each issuance or incurrence thereof shall be equal to at least $5,000,000 and (y) 100% of such Net Cash Proceeds shall be applied substantially simultaneously (and within one Business Day) first to prepay the Term Loan, the Domestic Revolving Loans, the Canadian Revolving Loans (other than Bankers’ Acceptance Advances) and the Canadian Swing Line Loans and to cash collateralize the Bankers’ Acceptance Advances on a pro rata basis until all such Loans have been prepaid or cash collateralized in full and second, to Cash Collateralize the L/C Obligations on a pro rata basis; and

(s)           Guarantees by Domestic Loan Parties of Indebtedness permitted under clause (q) or (r) of this Section 8.03; provided that any such Guarantee shall be unsecured and subordinated to the Obligations on Acceptable Subordination Terms.

(nn)         Section 8.06(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(d)           [reserved]; and

(oo)         Section 8.06 of the Credit Agreement is hereby further  amended by (i) restating clause (e) in its entirety to read as follows:  “[reserved].” and (ii) deleting the last paragraph thereof.

(pp)         Section 8.08 of the Credit Agreement is hereby amended by (i) inserting a new clause (g) as follows:  “ and (g)  on and after the date that the Permitted Holdco Note Restructuring shall have been consummated, the payment of annual guaranty fees by GGC to the Canadian Loan Parties in respect of the Canadian Loan Party Guaranty; provided, that the amount of such fees shall be determined on an arms-length basis” and (ii) to correct a scrivener’s error, redesignating the second clause (e) as clause (h).

(qq)         Section 8.09(a) of the Credit Agreement is hereby amended by replacing “the documents governing the Exchange Securities” with “[reserved]”.

(rr)           Section 8.09(b) of the Credit Agreement is hereby amended by replacing “the documents governing the Exchange Securities” with “[reserved]”.

(ss)         Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.11        Financial Covenants

(a)           Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of GGC to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Interest Coverage Ratio
June 30, 2009	1.00:1.0
September 30, 2009	2.00:1.0
December 31, 2009	1.65:1.0
March 31, 2010	1.50:1.0
June 30, 2010	1.65:1.0
September 30, 2010	1.70:1.0
December 31, 2010	1.75:1.0
March 31, 2011	1.85:1.0
June 30, 2011	1.90:1.0
September 30, 2011	2.00:1.0
December 31, 2011 and thereafter	3.00:1.0

(b)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of GGC to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Leverage Ratio
June 30, 2009	10.30:1.0
September 30, 2009	4.80:1.0
December 31, 2009	5.55:1.0
March 31, 2010	6.45:1.0
June 30, 2010	5.55:1.0
September 30, 2010	5.10:1.0
December 31, 2010	4.75:1.0
March 31, 2011	5.15:1.0
June 30, 2011	4.85:1.0
September 30, 2011	4.60:1.0
December 31, 2011 and thereafter	3.50:1.0

(c)           Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of GGC to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
September 30, 2009	1.20:1.0
December 31, 2009	1.10:1.0
March 31, 2010	0.90:1.0
June 30, 2010	1.00:1.0
September 30, 2010	1.00:1.0
December 31, 2010	1.00:1.0
March 31, 2011	1.05:1.0

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
June 30, 2011	1.05:1.0
September 30, 2011	1.05:1.0
December 31, 2011 and thereafter	2.00:1.0

(d)           Consolidated Senior Secured Leverage Ratio.  Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of GGC to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Senior Secured Leverage Ratio
September 30, 2009	4.50:1.0
December 31, 2009	5.20:1.0
March 31, 2010	6.10:1.0
June 30, 2010	5.20:1.0
September 30, 2010	4.75:1.0
December 31, 2010	4.45:1.0
March 31, 2011	4.80:1.0
June 30, 2011	4.55:1.0
September 30, 2011	4.30:1.0
December 31, 2011 and thereafter	2.50:1.0

(e)           Pro Forma Impact of 2009 Exchange Transaction and Gallman Bond Repayment.  The parties hereto agree that, solely for purposes of determining compliance with the financial covenants set forth in Sections 8.11(a), and 8.11(c) as of the end of the fiscal quarters ending September 30, 2009, December 31, 2009 and March 31, 2010, Consolidated Cash Interest Charges and Consolidated Fixed Charges shall be calculated giving pro forma effect to (x) the 2009 Exchange Transaction as if it had occurred on October 1, 2008 and (y) the Gallman Bond Repayment as if it had occurred on June 30, 2008.

(tt)           Section 8.12(a) of the Credit Agreement is hereby amended by inserting “, documents governing Permitted Junior Refinancing Indebtedness, the Royal Intercompany Note” immediately after “Exchange Securities”.

(uu)         Section 8.12(b) of the Credit Agreement is hereby amended by (i) inserting “, Permitted Junior Refinancing Indebtedness” immediately after “Exchange Securities”, (ii) inserting “or the Royal Intercompany Note” immediately after “(other than Indebtedness arising under the Loan Documents” and (iii) replacing “issuing or incurring Exchange Securities” with “consummating the 2009 Exchange Transaction”.

(vv)         Section 8.12(c) of the Credit Agreement is hereby amended by inserting the following additional proviso at the end thereof:

and provided further that, notwithstanding any other provision of this Agreement or of any other Loan Document to the contrary, the Holdco Loan may be converted into Equity Interests of Holdco (or otherwise forgiven, and the Holdco Note cancelled) pursuant to the Permitted Holdco Note Restructuring.

(ww)       A new Section 8.12(e) of the Credit Agreement is hereby added, as follows:

“(e)         Make any payment in violation of the subordination terms of any  Permitted Junior Refinancing Indebtedness.”

(xx)          Section 8.15 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

8.15        Capital Expenditures

(a)           Base Capital Expenditures.  Except to the extent permitted under Section 8.15(b), permit Consolidated Capital Expenditures during any fiscal year to exceed an amount equal to the amount set forth opposite such fiscal year below (the amount set forth in the table below with respect to each fiscal year, such fiscal year’s “Base Capital Expenditures Basket Amount”):

Fiscal Year	Base Capital Expenditures Basket Amount
2009	$35,000,000
2010	$45,000,000
2011	$50,000,000
2012 and thereafter	$50,000,000

; provided, however, that if the Base Capital Expenditures Basket Amount for any fiscal year exceeds the amount of Consolidated Capital Expenditures made in such fiscal year in reliance on the Base Capital Expenditures Basket Amount for such fiscal year (the amount of such Consolidated Capital Expenditures made in any fiscal year, such fiscal year’s “Base Consolidated Capital Expenditures”), the lesser of (x) the amount of such excess and (y) $10,000,000 (such lesser amount, the “Base CapEx Carryover Amount”) may be carried over to the following fiscal year and, so long as no Default has occurred and is continuing or would result from such expenditure, used to permit additional Base Consolidated Capital Expenditures in such following fiscal year; provided further that (i) such Base CapEx Carryover Amount shall be deemed used in such following fiscal year to permit Base Consolidated Capital Expenditures before the Base Capital Expenditures Basket Amount for such following fiscal year is used in such following fiscal year for such purpose and (ii) such Base CapEx Carryover Amount may not be carried over into any fiscal year other than such following fiscal year.

(b)           Permitted Additional Consolidated Capital Expenditures.  In addition to Consolidated Capital Expenditures permitted under Section 8.15(a), the Loan Parties and their Subsidiaries shall be permitted to make additional Consolidated Capital Expenditures (“Permitted Additional Consolidated Capital Expenditures”) at any time (the “Applicable Time”) in an amount equal to the sum of (x) 50% of the aggregate Net Cash Proceeds received by the Loan Parties and their Subsidiaries in respect of Dispositions (other than Involuntary Dispositions) after the Ninth Amendment Effective Date and prior to the Applicable Time plus (y) to the extent not included in clause (x), the aggregate amount of Liquidation Proceeds received after the Ninth Amendment Effective Date and prior to the Applicable Time minus (z) the aggregate amount of Permitted Additional Consolidated Capital Expenditures made by the Loan Parties and their Subsidiaries prior to the Applicable Time; provided, that:

(i)                                     Permitted Additional Consolidated Capital Expenditures may not be made at any time if any Default or Event of Default shall have occurred and be continuing at such time or would result therefrom;

(ii)                                  Permitted Additional Consolidated Capital Expenditures may not be made in any fiscal quarter of fiscal year 2010 or fiscal year 2011 unless Consolidated EBITDA for the two consecutive fiscal quarter period most recently completed prior to such fiscal quarter is greater than or equal to the Consolidated EBITDA threshold amount for such two consecutive fiscal quarter period set forth on Schedule 1 to the Ninth Amendment; provided that the Loan Parties and their Subsidiaries shall be permitted to make up to $5,000,000 of Permitted Additional Capital Expenditures on or after January 1, 2010 without regard to the foregoing restriction;

(iii)                               the amount of Permitted Additional Consolidated Capital Expenditures made in reliance on the receipt of Liquidation Proceeds shall not exceed (1) $5,000,000 during the period beginning on the Ninth Amendment Effective Date and ending on December 31, 2009, (2) $5,000,000 during the fiscal quarter ending March 31, 2010 and (3) $0 thereafter; and

(iv)                              the amount of Permitted Additional Consolidated Capital Expenditures that may be made by the Loan Parties and their Subsidiaries in any fiscal year shall not exceed the amount set forth opposite such fiscal year below (such amount with respect to any fiscal year, such fiscal year’s “Maximum Additional CapEx Amount”):

Fiscal Year	Maximum Additional CapEx Amount
2009	$5,000,000
2010	$15,000,000
2011	$2,500,000
2012 and thereafter	$0

; and provided further, that if the Maximum Additional CapEx Amount for any fiscal year exceeds the amount of Permitted Additional Consolidated Capital Expenditures made during such fiscal year, the amount of such excess shall be added to the Maximum Additional CapEx Amount for the following fiscal year.

(c)           Designation of Consolidated Capital Expenditures.  On each Compliance Certificate delivered pursuant to Section 7.02(b) for any fiscal period, GGC shall designate, with respect to all Consolidated Capital Expenditures made during such fiscal period, (i) whether such Consolidated Capital Expenditures are Base Consolidated Capital Expenditures or Permitted Additional Consolidated Capital Expenditures, (ii) if such Consolidated Capital Expenditures are Permitted Additional Capital Expenditures, whether such Permitted Additional Capital Expenditures were made in reliance on the receipt of Liquidation Proceeds and (iii) if such Consolidated Capital Expenditures are Permitted Additional Capital Expenditures, whether such Permitted Additional Capital

Expenditures were made in reliance on the proviso to subclause (ii) of Section 8.15(b).  Each such designation shall be irrevocable.

(yy)         Section 9.01(q) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(q)           Holdco Note Documents. There shall occur a “Default” or an “Event of Default” (or any comparable terms) under, and as defined in, the Holdco Note or any Intercompany Security Document or, beginning on the date on which the Permitted Holdco Note Restructuring shall have been consummated, the Royal Intercompany Note;

(zz)          Section 9.01 of the Credit Agreement is hereby further amended by (i) replacing the “.” with “; or” at the end of clause (r) and (ii) adding a new clause (s) as follows:

(s)           Permitted Junior Refinancing Indebtedness.  There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the documents governing Permitted Junior Refinancing Indebtedness.

(aaa)       A new Section 9.05 shall be added to the Credit Agreement as follows:

Section 9.05         EBITDA Cure Rights.

(a)           In the event of any Event of Default resulting from a failure to comply with any covenant set forth in Section 8.11 with respect to the fiscal quarter ended September 30, 2009, the fiscal quarter ended December 31, 2009 or the fiscal quarter ended March 31, 2010, and until the fifteenth day after the date on which GGC provides the Administrative Agent notice that it intends to exercise its right to engage in an EBITDA Cure Issuance under this Section 9.05(a) with respect to any such Event of Default (but only if such notice is provided on or before the date on which the financial statements for such fiscal quarter are required to be delivered under Section 7.01 (without regard to any cure periods set forth in Section 9.01 with respect to such fiscal quarter) or, if earlier, the date on which such financial statements are actually delivered), subject to Sections 9.05(c) and 9.05(d), GGC may engage in an EBITDA Cure Issuance and apply the amount of the EBITDA Cure Proceeds thereof to increase Consolidated EBITDA with respect to such fiscal quarter; provided that such EBITDA Cure Proceeds (i) are actually received by GGC or any other Domestic Loan Party no later than the fifteenth day following the earlier of (x) the date on which the financial statements for such fiscal quarter are required to be delivered under Section 7.01 (without regard to any cure periods set forth in Section 9.01 with respect to such fiscal quarter) and (y) the date on which such financial statements are actually delivered and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 8.11 for such fiscal quarter.  The parties hereby acknowledge that this Section 9.05(a) shall not be relied on for any purpose other than recalculating financial ratios for purposes of determining compliance with Sections 8.11(a), 8.11(b), 8.11(c) and 8.11(d), and shall not result in any adjustment to Consolidated EBITDA or any other amounts, other than the amount of Consolidated EBITDA referred to in the immediately preceding sentence.

(b)           If, after giving effect to the foregoing recalculations, the Loan Parties and their Subsidiaries shall be in compliance with the covenants set forth in Sections 8.11(a), 8.11(b), 8.11(c) and 8.11(d), the Loan Parties and their Subsidiaries shall be deemed to have satisfied the requirements of such covenants as of the relevant determination date with the same effect as if there had been no failure to comply therewith at such date, and the applicable breach or default with respect to such covenants that had occurred shall be deemed to be cured effective as of such date for all purposes of this Agreement and the other Loan Documents.

(c)           With respect to the fiscal quarters ending September 30, 2009, December 31, 2009 and March 31, 2010, there shall be at least one fiscal quarter in which the right to engage in an EBITDA Cure Issuance set forth in Section 9.05(a) is not exercised.

(d)           Consolidated EBITDA may not be increased by more than $10,000,000 in aggregate for all fiscal quarters as a result of the exercise of the right to engage in an EBITDA Cure Issuance set forth in Section 9.05(a).

(e)           The Administrative Agent and the Lenders agree that from the date of delivery of the notice referred to in (and delivered in accordance with) Section 9.05(a) until the date that is fifteen days thereafter, neither the Administrative Agent nor the Lenders shall exercise any rights or remedies with respect to any Event of Default addressed in such notice.

(bbb)      A new Section 9.06 shall be added to the Credit Agreement as follows:

Section 9.06         Other Cure Rights.

(a)           In the event of any Event of Default resulting from a failure to comply with any covenant set forth in Section 8.11 with respect to any fiscal quarter and so long as the EBITDA Cure Issuance Expiration Date has occurred (or shall occur simultaneously with the applicable Other Cure Issuance), and until the fifteenth day after the date on which GGC provides the Administrative Agent notice that it intends to exercise its right to engage in an Other Cure Issuance under this Section 9.06(a) with respect to any such Event of Default (but only if such notice is provided on or before the date on which the financial statements for such fiscal quarter are required to be delivered under Section 7.01 (without regard to any cure periods set forth in Section 9.01 with respect to such fiscal quarter) or, if earlier, the date on which such financial statements are actually delivered), GGC may engage in an Other Cure Issuance.  If no later than the fifteenth day following the earlier of (x) the date on which the financial statements for such fiscal quarter are required to be delivered under Section 7.01 (without regard to any cure periods set forth in Section 9.01 with respect to such fiscal quarter) and (y) the date on which such financial statements are actually delivered, GGC shall have applied an amount equal to 100% of the Net Cash Proceeds of the Permitted Junior Refinancing Indebtedness issued or incurred pursuant to such Other Cure Issuance to prepay or cash collateralize the Term Loan, the Revolving Loans, the Bankers’ Acceptance Advances, the Canadian Swing Line Loans and the L/C Obligations in accordance with the proviso to Section 8.03(r), then:

(i)                                     solely for purposes of recalculating the financial ratios for purposes of determining compliance with Sections 8.11(a) and 8.11(c), Consolidated Cash Interest Charges and Consolidated Fixed Charges shall be determined on a pro forma basis assuming that such Other Cure Issuance and the related prepayments had occurred on the first day of the four consecutive fiscal quarter period most recently ended prior to the date on which such Other Cure Issuance actually occurred; and

(ii)                                  solely for purposes of recalculating the financial ratios for purposes of determining compliance with Sections 8.11(b) and 8.11(d), Consolidated Funded Indebtedness and Consolidated Senior Secured Indebtedness shall be determined on a pro forma basis assuming that such Other Cure Issuance and the related prepayments had occurred on the last day of the fiscal quarter most recently ended prior to the date on which such Other Cure Issuance actually occurred.

(b)           The parties hereby acknowledge that Section 9.06(a) shall not be relied on for any purpose other than recalculating financial ratios for purposes of determining compliance with Sections 8.11(a), 8.11(b), 8.11(c) and 8.11(d), and shall not result in any adjustment to Consolidated Cash Interest Charges, Consolidated Fixed Charges, Consolidated Funded Indebtedness, Consolidated Senior Secured Indebtedness or any other amounts, other than as set forth in Sections 9.06(a)(i) and 9.06(a)(ii).

(c)           If, after giving effect to the foregoing recalculations, the Loan Parties and their Subsidiaries shall be in compliance with the covenants set forth in Sections 8.11(a), 8.11(b), 8.11(c) and 8.11(d), the Loan Parties and their Subsidiaries shall be deemed to have satisfied the requirements of such covenants as of the relevant determination date with the same effect as if there had been no failure to comply therewith at such date, and the applicable breach or default with respect to such covenants that had occurred shall be deemed to be cured effective as of such date for all purposes of this Agreement and the other Loan Documents.

(d)           The Administrative Agent and the Lenders agree that from the date of delivery of the notice referred to in (and delivered in accordance with) Section 9.06(a) until the date that is fifteen days thereafter, neither the Administrative Agent nor the Lenders shall exercise any rights or remedies with respect to any Event of Default addressed in such notice.

(ccc)       Section 10.01(a) of the Credit Agreement is amended by deleting the last sentence thereof.

Section 2.               Commitment Reduction.  Parts I, II and III of Schedule 2.01 to the Credit Agreement are hereby amended and restated to read in their entirety as set forth on Schedule 2 hereto.  On the Ninth Amendment Effective Date, the Borrowers shall prepay Domestic Revolving Loans, Canadian Revolving Loans and/or Canadian Swing Line Loans to the extent necessary to reflect the reduction in the applicable Commitments.

Section 3.               Compliance Certificate.  Schedule 2 to the Compliance Certificate appearing in Exhibit C to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 3 hereto.

Section 4.               Additional Amendments.

(a)           The first sentence of Section 6.07 of the Credit Agreement is hereby amended by replacing the proviso at the end thereof with the following:

; provided that neither (1) the failure of GGC or any Subsidiary to make any of the Applicable Note Interest Payments nor (2) any cross-default occurring under the 2006 Senior Notes Documents, the 2006 Senior Subordinated Notes Documents or the 2003 Senior Notes Documents solely as a result of the failure to make any of the Applicable Note Interest Payments shall render inaccurate the foregoing representation unless any portion of the Applicable Note Interest Payments remains unpaid on the earliest to occur of (such earliest date, the “Cutoff Date”) (i) the date on which the 2009 Exchange Transaction shall have been consummated, (ii) the date of termination or expiration of the exchange offer contemplated by the 2009 Exchange Offering Memorandum (as the same may be amended), (iii) the date on which (x) any of the Indebtedness outstanding under the 2003 Senior Notes, the 2006 Senior Notes or the 2006 Senior Subordinated Notes shall have been accelerated or (y) any other exercise of remedies or other enforcement action shall have been taken with respect to the 2003 Senior Notes, the 2006 Senior Notes or the 2006 Senior Subordinated Notes in accordance with the terms thereof and (iv) 11:59 p.m. on July 30, 2009.

Section 5.               Conditions Precedent to Effectiveness.  Subject to the proviso to this Section 5, this Amendment shall be effective upon satisfaction of the following conditions precedent (the date on which such conditions have been satisfied, the “Amendment Effective Date”):

(a)           Receipt by the Domestic Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders, the Required Domestic Revolving Lenders, the Required Canadian Revolving Lenders and Bank of America, N.A., as Administrative Agent;

(b)           Receipt by the Domestic Administrative Agent (i) for the account of (x) each Lender that has the right under the Credit Agreement to approve this Amendment and that has executed this Amendment on or prior to 12:00 noon, New York City time, on July 15, 2009 and (y) each other Lender that has the right under the Credit Agreement to approve this Amendment and that has not been given the opportunity to access this Amendment and consent thereto (each of the Lenders described in the foregoing clauses (x) and (y), a “Consenting Lender”), of a fee equal to 0.50% of the aggregate amount of each such Consenting Lender’s Canadian Revolving Commitment, Canadian Swing Line Commitment, Domestic Revolving Commitment and portion of the Term Loan outstanding (determined, in the case of the Canadian Revolving Commitments, Canadian Swing Line Commitment and Domestic Revolving Commitments, after giving pro forma effect to the Commitment reductions contemplated by Section 2 hereof) (it being understood that such fee shall not become payable to any Lender unless the Amendment Effective Date occurs) and (ii) any fees and expenses of the Administrative Agents (including reasonable attorneys’ fees of the Administrative Agents) in connection with the Loan Documents;

(c)           Receipt by BAS of all fees, expenses and other amounts that have become due and payable to BAS, in its capacity as arranger of the Amendment, on or prior to the Amendment Effective Date pursuant to that certain letter agreement dated as of June 30, 2009 between GGC and BAS;

(d)           Receipt by any Administrative Agent of such other documents (including legal opinions), instruments, agreements and information as reasonably requested by such Administrative Agent; and

(e)           (i) The 2009 Exchange Transaction shall have been consummated (or shall be consummated substantially simultaneously with the effectiveness of this Amendment) and (ii) if the aggregate principal amount of the 2003 Senior Notes, the 2006 Senior Notes and the 2006 Senior Subordinated Notes that are exchanged pursuant to the 2009 Exchange Transaction is less than the percentage previously communicated to the Lenders by the Administrative Agent of the aggregate outstanding principal amount thereof immediately prior to the effectiveness of the 2009 Exchange Transaction, the Required Lenders, the Required Domestic Revolving Lenders and the Required Canadian Revolving Lenders shall have confirmed (orally or in writing) to the Domestic Administrative Agent that they are satisfied with the amount of the 2003 Senior Notes, the 2006 Senior Notes and the 2006 Senior Subordinated Notes that shall be exchanged pursuant to the 2009 Exchange Transaction;

provided, however, that the amendments set forth in Section 4 (and no other provision of this Amendment) shall become effective upon satisfaction of the condition set forth in Section 5(a).

Section 6.               Release.

(a)           Each Loan Party and its respective successors, assigns and legal representatives (collectively, the “Releasors”), releases, acquits and forever discharges each Administrative Agent and each Lender (collectively, the “Lender Parties”), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Lender Party Affiliates”), from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and out-of-pocket expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any of the Lender Parties and/or the Lender Party Affiliates by reason of any action, failure to act, event, statement, accusation, assertion, matter or thing whatsoever arising from or based on facts occurring prior to the Amendment Effective Date that arises out of or is connected to the Loan Documents, the Loans and the Letters of Credit, including but not limited to any Claims or defense that relates to, in whole or in part, directly or indirectly: (i) the Credit Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit under the Loan Documents; (iii) any actual or proposed use by the Loan Parties of the proceeds of the Loans or Letters of Credit; (iv) any actions or omissions of any Lender Party or Lender Party Affiliate in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents at law or in equity; (v) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories”; (vi) any covenants, agreements, duties or obligations set forth in the Loan Documents; (vii) lost profits, (viii) loss of business opportunity, (ix) increased financing costs, (x) increased legal or other administrative fees or (xi) damages to business reputation.

(b)           Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby unconditionally and irrevocably agrees that it will not sue any Lender Party or Lender Party Affiliate on the basis of any Claim released, remised and discharged by such Loan Party pursuant to this Section 6.  If any Loan Party or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Lender Party or Lender Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Lender Party or Lender Party Affiliate as a result of such violation.

Section 7.               Miscellaneous.

(a)           This Amendment shall constitute a Loan Document for purposes of Section 9.01(d) of the Credit Agreement.

(b)           GGC shall deliver to the Administrative Agent copies of the certificate of designations and any other documents governing the terms of any Equity Interests issued in connection with the 2009 Exchange Transaction immediately upon the effectiveness thereof, and agrees that its failure to do so within two days after the effectiveness thereof shall constitute an Event of Default.

(c)           The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(d)           Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(e)           The Borrowers and the Guarantors hereby represent and warrant as follows:

(i)            Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)           This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(f)            The Loan Parties represent and warrant to the Lenders that after giving effect to this Amendment (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Amendment Effective Date with the same effect as if made on and as of such dates, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(g)           Each Loan Party hereby ratifies and confirms the security interest in and to all Collateral granted to the Collateral Agent pursuant to the Collateral Documents and the perfected, first priority status of such security interest as set forth therein (subject only to liens which are permitted by the terms of the Loan Documents to be prior to the Lien of the Collateral Agent).

(h)           This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(i)            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	GEORGIA GULF CORPORATION, a Delaware corporation, as a Borrower and, with respect to the Canadian Obligations, as a Guarantor

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Chief Financial Officer

ROYAL GROUP, INC. (formerly known as ROYAL GROUP TECHNOLOGIES LIMITED), a Canadian federal corporation, as a Borrower

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Chief Financial Officer

DOMESTIC GUARANTORS:	GEORGIA GULF CHEMICALS & VINYLS, LLC, a Delaware limited liability company

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

GEORGIA GULF LAKE CHARLES, LLC, a Delaware limited liability company

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

GREAT RIVER OIL & GAS CORPORATION, a Delaware corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

ROME DELAWARE CORP., a Delaware corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

ROYAL PLASTICS GROUP (U.S.A.) LIMITED, a Delaware corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

PLASTIC TRENDS, INC., a Michigan corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL OUTDOOR PRODUCTS, INC., an Indiana corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC., a Pennsylvania corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC., a Washington corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW COVERINGS (USA) L.P., a Texas limited partnership

By: NOVO MANAGEMENT, INC., a Nevada corporation, its Managing Partner

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL MOULDINGS LIMITED, a Nevada corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL GROUP SALES (USA) LIMITED., a Nevada corporation

By:	/s/ Gregory Thompson
Name:
Title:

CANADIAN GUARANTORS:	ROME ACQUISITION HOLDING CORP., a Nova Scotia unlimited liability company

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

6632149 CANADA INC., a Canadian federal corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ALAIN CÔTÉ, AS SOLE TRUSTEE OF THE ROYBRIDGE FINANCING TRUST/LA FIDUCIE DE FINANCEMENT ROYBRIDGE, a trust formed under the laws of the Province of Quebec

By:	/s/ Alain Côté
Name:	Alain Côté

DOMESTIC
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.
As Domestic Administrative Agent and Domestic Collateral Agent

	By:	/s/ Kevin M. Behan
	Name:	Kevin M. Behan
	Title:	Senior Vice President

CANADIAN
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.
Acting through its Canada branch, as Canadian Administrative Agent and Canadian Collateral Agent

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

LENDERS:

ABN AMRO BANK, N.V.		AMERIPRISE CERTIFICATE COMPANY
as a Canadian Revolving Lender		as a Lender

By:	/s/ David W. Stack	By:	/s/ Robin C. Stancil
Name:	David W. Stack	Name:	Robin C. Stancil
Title:	Senior Vice President	Title:	Assistant Vice President

By:	/s/ Neil J. Bivona
Name:	Neil J. Bivona
Title:	Senior Vice President

ARIZONA STATE RETIREMENT SYSTEM, BY: PYRAMIS GLOBAL ADVISORS TRUST COMPANY, AS INVESTMENT MANAGER UNDER POWER OF ATTORNEY as a Lender		THE ASSETS MANAGEMENT COMMITTEE OF THE COCA-COLA COMPANY MASTER RETIREMENT TRUST, BY: PYRAMIS GLOBAL ADVISORS TRUST COMPANY, AS INVESTMENT MANAGER UNDER POWER OF ATTORNEY
By:	/s/ David Censorio	as a Lender
Name:	David Censorio
Title:	VP	By:	/s/ David Censorio
		Name:	David Censorio
		Title:	VP

BABSON CLO LTD. 2004-I		BALTIC FUNDING LLC
BABSON CLO LTD. 2005-I		as a Lender
BABSON CLO LTD. 2005-II
BABSON CLO LTD. 2005-III		By:	/s/ Tara E. Kenny
BABSON CLO LTD. 2006-II		Name:	Tara E. Kenny
BABSON CLO LTD. 2007-I		Title:	Assistant Vice President
SAPPHIRE VALLEY CDO I, LTD.
SUFFIELD CLO, LIMITED as Lenders		BANK OF AMERICA, N.A.
By: Babson Capital Management LLC		as a Lender
as Collateral Manager
		By:	/s/ Kevin M. Behan
By:	/s/ Geoffrey Takacs	Name:	Kevin M. Behan
Name:	Geoffrey Takacs	Title:	SVP
Title:	Director
BANK OF AMERICA, N.A.
MAPLEWOOD (CAYMAN) LIMITED		acting through its Canada branch,
as a Lender		as a Lender and as a Canadian LC Issuer
By: Babson Capital Management LLC as
Investment Manager		By:	/s/ Medina Sales de Andrade
		Name:	Medina Sales de Andrade
By:	/s/ Geoffrey Takacs	Title:	Vice President
Name:	Geoffrey Takacs
Title:	Director

JFIN CLO 2007 LTD.		THE BANK OF NOVA SCOTIA
as a Lender		as a Lender and a Canadian L/C Issuer
By: Jefferies Finance LLC as Collateral
Manager		By:	/s/ Mark Vigil
		Name:	Mark Vigil
By:	/s/ Andrew Cannon	Title:	Managing Director, Special Accounts
Name:	Andrew Cannon		Management
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY		BARCLAYS BANK PLC as a Lender
as a Lender
		By:	/s/ Dan Crowley
By:	/s/ Shuichi Akiyama	Name:	Dan Crowley
Name:	Shuichi Akiyama	Title:	Managing Director
Title:	SVP and Manager
BASSO MULTI-STRATEGY HOLDING FUND LTD.
BARCLAYS BANK PLC		as a Lender
as a Lender
		By:	/s/ Joseph Schultz
By:	/s/ Maria Lund	Name:	Joseph Schultz
Name:	Maria Lund	Title:	Authorized Signatory
Title:	Vice President

BLACK DIAMOND CLO 2005-2 Ltd.		CASPIAN CAPITAL PARTNERS, L.P.
By: Black Diamond CLO 2005-2 Adviser, L.L.C., As its Collateral Manager		By: Mariner Investment Group, an Investment Advisor
as a Lender
as a Lender
		By:	/s/ David Corleto
By:	/s/ Stephen H. Deckoff	Name:	David Corleto
Name:	Stephen H. Deckoff	Title:	Principal, Mariner Investment Group, as
Title:	Managing Principal		Investment Manager

CENTURION CDO VI, LTD.		CENTURION CDO VII, LIMITED
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENTURION CDO 8, LIMITED		CENTURION CDO 9, LTD.
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENT CDO 10 LIMITED		CENT CDO XI, LIMITED
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENT CDO 12 LIMITED		CENT CDO 14 LIMITED
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENT CDO 15 LIMITED		CONTINENTAL CASUALTY COMPANY
By: RiverSource Investments, LLC as Collateral Manager as a Lender		as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Marilcu R. McGirr
Name:	Robin C. Stancil	Name:	Marilcu R. McGirr
Title:	Director of Operations	Title:	Vice President and Assistant Treasurer

CREDIT SUISSE ALTERNATIVE INVESTMENTS, AS COLLATERAL MANAGER FOR:		DEUTSCHE BANK AG NEW YORK BRANCH By: DB SERVICES NEW JERSEY, INC.
as a Lender
ATRIUM II,
CSAM FUNDING II,		By:	/s/ Jonathon Fischer
ATRIUM CDO		Name:	Jonathon Fischer
		Title:	Team Manager
By:	/s/ John G. Popp
Name:	John G. Popp	By:	/s/ Tavinton Miles
Title:	Authorized Signatory	Name:	Tavinton Miles
		Title:	Associate

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR FLOATING RATE HIGH INCOME FUND		FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR HIGH INCOME ADVANTAGE FUND
as a Lender		as a Lender

By:	/s/ Paul Murphy	By:	/s/ Paul Murphy
Name:	Paul Murphy	Name:	Paul Murphy
Title:	Vice President	Title:	Vice President

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR LEVERAGED COMPANY STOCK FUND		FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: FIDELITY HIGH INCOME CENTRAL FUND 2
as a Lender		as a Lender

By:	/s/ Paul Murphy	By:	/s/ Paul Murphy
Name:	Paul Murphy	Name:	Paul Murphy
Title:	Vice President	Title:	Vice President

FIDELITY FINANCIAL TRUST: FIDELITY CONVERTIBLE SECURITIES FUND		FIDELITY SECURITIES FUND: FIDELITY LEVERAGED COMPANY STOCK FUND as a Lender
as a Lender
		By:	/s/ Paul Murphy
By:	/s/ Paul Murphy	Name:	Paul Murphy
Name:	Paul Murphy	Title:	Vice President
Title:	Vice President

FIDELITY SUMMER STREET TRUST: FIDELITY HIGH INCOME FUND		THE FOOTHILL GROUP, LLC as a Lender
as a Lender
		By:	/s/ Dennis R. Ascher
By:	/s/ Paul Murphy	Name:	Dennis R. Ascher
Name:	Paul Murphy	Title:	Sr.V.P.
Title:	Vice President

GALAXY X CLO, LTD		GALLATIN CLO II 2005-1, LTD
By: AIG Global Investment Corp. Its Collateral Manager		By: UrsaMine Credit Advisors, LLC as its Collateral Manager
as a Lender

AIG BANK LOAN FUND LTD.		By:	/s/ Justin Driscoll
By: AIG Global Investment Corp.		Name:	Justin Driscoll
Its Investment Manager		Title:	CEO

SUNAMERICA SENIOR FLOATING
RATE FUND, INC.		GALLATIN CLO III 2007-1, LTD As
By: AIG Global Investment Corp.		Assignee
Investment Sub-Adviser		By: UrsaMine Credit Advisors, LLC as its
Collateral Manager
WESTERN NATIONAL LIFE INSURANCE COMPANY		as a Lender
By: AIG Global Investment Corp.		By:	/s/ Justin Driscoll
Its Investment Advisor		Name:	Justin Driscoll
		Title:	CEO
By:	/s/ W. Jeffrey Baxter
Name:	W. Jeffrey Baxter	GALLATIN FUNDING I, LTD
Title:	Managing Director	By: UrsaMine Credit Advisors, LLC as Collateral Manager
GENERAL ELECTRIC CAPITAL		as a Lender
CORPORATION
as a Lender		By:	/s/ Justin Driscoll
		Name:	Justin Driscoll
By:	/s/ Rebecca A. Ford	Title:	CEO
Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory

GRAND CENTRAL ASSET TRUST, BDC SERIES		GRAYSTON CLO II 2004-1, LTD By: UrsaMine Credit Advisors, LLC as its
as a Lender		Collateral Manager
as a Lender
By:	/s/ Adam Jacobs
Name:	Adam Jacobs	By:	/s/ Justin Driscoll
Title:	Attorney-in-Fact	Name:	Justin Driscoll
		Title:	CEO

GULF STREAM-COMPASS CLO 2007,		JPMORGAN CHASE BANK, N.A.
LTD		as a Lender and a Domestic L/C Issuer
By: Gulf Stream Asset Management LLC As
Collateral Manager		JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH
GULF STREAM-SEXTANT CLO 2006-I,		as a Lender
LTD
By: Gulf Stream Asset Management LLC As		By:	/s/ Stacey Haimes
Collateral Manager		Name:	Stacey Haimes
		Title:	Executive Director
GULF STREAM-SEXTANT CLO 2007-I,
LTD By: Gulf Stream Asset Management LLC As		LINCOLN S.a.r.l. SOCIETE A RESPONSIBILITE LIMITEE
Collateral Manager as a Lender		By: Highbridge Leveraged Loan Partners Master Fund, L.P., as Portfolio Manager
By: Highbridge Capital Management, LLC as
By:	/s/ Barry Love	Trading Manager
Name:	Barry Love	as a Lender
Title:	Chief Credit Officer
		By:	/s/ Marc Creatore
HIGHLAND FLOATING RATE		Name:	Marc Creatore
ADVANTAGE FUND		Title:	Director of Ops
as a Lender

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Secretary & Treasurer

MALIBU CBNA LOAN FUNDING LLC		MARINER LDC
as a Lender		By: Mariner Investment Group, as Investment
Advisor
By:	/s/ Adam Jacobs	as a Lender
Name:	Adam Jacobs
Title:	Attorney-in-Fact	By:	/s/ David Corleto
		Name:	David Corleto
		Title:	Principal, Mariner Investment Group, as
Investment Manager

MARINER OPPORTUNITIES FUND, LP		MERRILL LYNCH CAPITAL CANADA
By: Mariner Investment Group, as Investment		INC.
Advisor		as a Lender
as a Lender
		By:	/s/ Marcelo Cosma
By:	/s/ David Corleto	Name:	Marcelo Cosma
Name:	David Corleto	Title:	Vice President
Title:	Principal, Mariner Investment Group, as
Investment Manager

MIZUHO CORPORATE BANK, LTD.		NAVIGATOR CDO 2004, LTD., as a Lender
as a Lender		By: GE Asset Management Inc., as Collateral
Manager
By:	/s/ Raymond Ventura
Name:	Raymond Ventura	By:	/s/ John Campos
Title:	Deputy General Manager	Name:	John Campos
		Title:	Authorized Signatory
NAVIGARE FUNDING I CLO LTD
By: Navigare Partners LLC		NAVIGATOR CDO 2006, LTD., as a Lender
Its collateral manager		By: GE Asset Management Inc., as Collateral
as a Lender		Manager

By:	/s/ Joel G. Serebransky	By:	/s/ John Campos
Name:	Joel G. Serebransky	Name:	John Campos
Title:	Managing Director	Title:	Authorized Signatory

NAVIGARE FUNDING II CLO LTD		GENERAL ELECTRIC PENSION TRUST,
By: Navigare Partners LLC		as a Lender
as collateral manager, as a Lender		By: GE Asset Management Inc., as Collateral
Manager
By:	/s/ Joel G. Serebransky
Name:	Joel G. Serebransky	By:	/s/ John Campos
Title:	Managing Director	Name:	John Campos
		Title:	Authorized Signatory
NAVIGARE FUNDING III CLO LTD
By: Navigare Partners LLC
as collateral manager, as a Lender

By:	/s/ Joel G. Serebransky
Name:	Joel G. Serebransky
Title:	Managing Director

NUVEEN DIVERSIFIED DIVIDEND AND		NUVEEN FLOATING RATE INCOME
INCOME FUND		FUND
as a Lender		as a Lender
By: Symphony Asset Management, LLC		By: Symphony Asset Management, LLC

By:	/s/ James Kim	By:	/s/ James Kim
Name:	James Kim	Name:	James Kim
Title:	Associate Portfolio Manager	Title:	Associate Portfolio Manager

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND		NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND 2
as a Lender		as a Lender
By: Symphony Asset Management, LLC		By: Symphony Asset Management, LLC

By:	/s/ James Kim	By:	/s/ James Kim
Name:	James Kim	Name:	James Kim
Title:	Associate Portfolio Manager	Title:	Associate Portfolio Manager

NUVEEN SENIOR INCOME FUND		NUVEEN TAX ADVANTAGED TOTAL
as a Lender		RETURN STRATEGY FUND
By: Symphony Asset Management, LLC		as a Lender
By: Symphony Asset Management, LLC
By:	/s/ James Kim
Name:	James Kim	By:	/s/ James Kim
Title:	Associate Portfolio Manager	Name:	James Kim
		Title:	Associate Portfolio Manager

PACIFIC LIFE FUNDS-PL FLOATING RATE LOAN FUND		PPM SHADOW CREEK FUNDING LLC as a Lender
as a Lender
		By:	/s/ Tara E. Kenny
By:	/s/ M. Jason Blackburn	Name:	Tara E. Kenny
Name:	M. Jason Blackburn	Title:	Assistant Vice President
Title:	Authorized Signatory
PYRAMIS HIGH YIELD FUND, LLC, BY:
COMMONWEALTH OF MASSACHUSETTS PENSION RESERVES INVESTMENT MANAGEMENT BOARD,		PYRAMIS GLOBAL ADVISORS TRUST COMPANY, AS INVESTMENT MANAGER UNDER POWER OF ATTORNEY
BY: PYRAMIS GLOBAL ADVISORS TRUST COMPANY, AS INVESTMENT		as a Lender
MANAGER UNDER POWER OF		By:	/s/ David Censorio
ATTORNEY		Name:	David Censorio
as a Lender		Title:	VP

By:	/s/ David Censorio
Name:	David Censorio
Title:	VP

RIVERSOURCE LIFE INSURANCE COMPANY as a Lender		RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC. — RIVERSOURCE STRATEGIC INCOME ALLOCATION FUND
By:	/s/ Robin C. Stancil	as a Lender
Name:	Robin C. Stancil
Title:	Assistant Vice President	By:	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Assistant Vice President
SANKATY ADVISORS, LLC as Collateral
Manager for Castle Hill I — INGOTS, Ltd., as Term Lender as a Lender		SANKATY ADVISORS, LLC, as Collateral Manager for Castle Hill III CLO, Limited, as Term Lender
as a Lender

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

SANKATY ADVISORS, LLC, as Collateral		KATONAH III, LTD.
Manager for Loan Funding XI LLC, As Term Lender		By: Sankaty Advisors LLC as Sub-Advisors as a Lender
as a Lender
		By:	/s/
By:	/s/	Name:
Name:		Title:
Title:

KATONAH IV, LTD.		SANKATY ADVISORS, LLC as Collateral
By: Sankaty Advisors LLC as Sub-Advisors		Manager for Race Point CLO, Limited, as Term
as a Lender		Lender
as a Lender
By:
Name:		By:	/s/
Title:		Name:
Title:

SANKATY ADVISORS, LLC as Collateral Manager for Race Point II CLO, Limited, as Term Lender		RACE POINT IV CLO, LTD. By: Sankaty Advisors, LLC as Collateral Manager
as a Lender		as a Lender

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

SERVES 2006-1, Ltd.		SYMPHONY CLO I
as a Lender
By:	/s/ Chris Kappas
PPM America, Inc., as Collateral Manager		By: Symphony Asset Management, LLC
Chris Kappas
Managing Director		By:	/s/ James Kim
		Name:	James Kim
		Title:	Associate Portfolio Manager

SYMPHONY CLO II		SYMPHONY CLO III
as a Lender		as a Lender

By: Symphony Asset Management, LLC		By: Symphony Asset Management, LLC

By:	/s/ James Kim	By:	/s/ James Kim
Name:	James Kim	Name:	James Kim
Title:	Associate Portfolio Manager	Title:	Associate Portfolio Manager

SYMPHONY CLO IV		WACHOVIA BANK, N. A.
as a Lender		as a Lender

By: Symphony Asset Management, LLC
		By:	/s/ Michael Thomas
By:	/s/ James Kim	Name:	Michael Thomas
Name:	James Kim	Title:	Vice President
Title:	Associate Portfolio Manager

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA) as a Canadian		Each of the persons listed on Annex A severally but not jointly as Lender
Revolving Lender
By: WELLINGTON MANAGEMENT
By:	/s/ Raymond Eghobamien	COMPANY, LLP
Name:	Raymond Eghobamien	as investment adviser
Title:	Vice President
	Wachovia Capital Finance Corporation	By:	/s/ Donald M. Caiazza
	(Canada)	Name:	Donald M. Caiazza
		Title:	Vice President and Counsel
ZOHAR III, LIMITED
as a Lender
By: Patriarch Partners XV, LLC, its Collateral Manager

By:	/s/ Lynn Tilton
Name:	Lynn Tilton
Title:	Manager

EXHIBIT I

Acceptable Subordination Terms

[attached]

ACCEPTABLE SUBORDINATION TERMS

Section 1.  Agreement to Subordinate.  Notwithstanding any provision in this [INSERT NAME OF DOCUMENT] to the contrary, [INSERT NAME OF BORROWER] (the “Company”) and [INSERT NAME OF LENDER] (the “Subordinated Lender”) covenant and agree that the Company’s obligations under this [INSERT NAME OF DOCUMENT] (the “Subordinated Obligations”) are subordinated in right of payment, to the extent and in the manner provided in Sections [1—8], to the prior payment in full in cash of all Senior Obligations.  “Senior Obligations” means the Obligations (as defined in the Credit Agreement dated as of October 3, 2006 among Georgia Gulf Corporation and Royal Group, Inc., as Borrowers, certain subsidiaries of Georgia Gulf Corporation from time to time party thereto, as Guarantors, the Lenders party thereto, Bank of America, National Association, as Domestic Administrative Agent (the “Agent”), and Bank of America, National Association acting through its Canada branch, as Canadian Administrative Agent (as amended, restated or otherwise modified from time to time, the “Credit Agreement”)), and “Senior Obligees” means the holders from time to time of the Senior Obligations.  The subordination provisions of this [Sections 1-8] (the “Subordination Provisions”) are for the benefit of and enforceable directly by the Senior Obligees or their designated representatives.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Section 2.  Default on Senior Obligations.  (a) No direct or indirect payment, deposit or distribution of any kind or character, whether in cash, property or securities, by set-off, collateral or in any other manner, by or on behalf of the Company of principal of, or interest (including, for the avoidance of doubt, in respect of interest payable-in-kind) on, or any other obligation in respect of, the Subordinated Obligations, whether pursuant to the terms of the Subordinated Obligations, upon acceleration, by way of repurchase, redemption, defeasance or otherwise (all such payments, deposits or distributions being referred to herein, individually and collectively, as a “Subordinated Obligations Payment”), shall be made if, at the time of such Subordination Obligations Payment, there exists, or would result therefrom, a Default or Event of Default (as defined in the Credit Agreement).

(b)           In the event that any Subordinated Obligations Payment shall be received by the Subordinated Lender or any representative thereof at a time when such Subordinated Obligations Payment is prohibited by clause (a) above and before all Senior Obligations are paid in full in cash, such Subordinated Obligations Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the relevant Administrative Agent or other representative on behalf of the Senior Obligees, as their respective interests may appear, for application to the payment of Senior Obligations remaining unpaid until all Senior Obligations have been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the account of the Senior Obligees.

(c)           Until the Senior Obligations have been paid in full in cash (i) if a Default or Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing or would result therefrom, or if a case or proceeding of the nature referred to in [Section 3(a)] shall have commenced, the Subordinated Lender will not take, demand or receive, or take any action to accelerate or collect, any payment of all or any part of the Subordinated Obligations and (ii) the Subordinated Lender will not file, join in or facilitate any petition or proceeding seeking the involuntary bankruptcy of the Company.  The Subordinated Lender hereby waives any right that it may have otherwise had to do any of the foregoing in such circumstances.

Section 3.  Liquidation, Dissolution, Bankruptcy.  (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to their assets, whether voluntary or involuntary, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in sub-clause (i), (ii) or (iii) above, the Senior Obligees shall be entitled to receive payment in full in cash (or cash collateralization to the satisfaction in its sole discretion of the relevant Senior Obligee) of all amounts due or to become due on or in respect of all Senior Obligations, including all interest accrued or accruing on the Senior Obligations after, or that would accrue but for, the commencement of any bankruptcy, insolvency, reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the instrument evidencing the relevant Senior Obligations, whether or not the claim for such interest is allowed or allowable as a claim in such case or proceeding with respect to the Senior Obligations (only such payment constituting “payment in full”) before the Subordinated Lender is entitled to receive any Subordinated Obligations Payment, and in any such event any Subordinated Obligations Payment to which the Subordinated Lender or any representative thereof would be entitled, but for the Subordination Provisions, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the relevant Administrative Agent or other representative on behalf of the Senior Obligees, as their respective interests may appear, to the extent necessary to pay all such Senior Obligations in full after giving effect to any concurrent payment, distribution or provision therefor to or for the Senior Obligees.

(b)           In the event that any Subordinated Obligations Payment shall be received by the Subordinated Lender or any representative thereof at a time when such Subordinated Obligations Payment is prohibited by clause (a) above and before all obligations in respect of Senior Obligations are paid in full in cash (or cash collateralized to the satisfaction in its sole discretion of the relevant Senior Obligee), such Subordinated Obligations Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the relevant Administrative Agent or other representative on behalf of the Senior Obligees, as their respective interests may appear, for application to the payment of Senior Obligations remaining unpaid until all Senior Obligations have been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the account of the Senior Obligees.

(c)           The Subordinated Lender hereby irrevocably authorizes the Agent, as attorney-in-fact for the Subordinated Lender, to prove any claim in proceedings referred to in clause (a) on the Subordinated Obligations, and to demand, sue for, collect and receive any such payment or distribution, and to apply such payment or distribution to the payment of the then unpaid Senior Obligations, and to take such other action (including acceptance or rejection of any plan of reorganization) in the name of the Subordinated Lender or of the relevant Senior Obligees as the Agent may deem necessary or advisable for the enforcement of the Subordination Provisions.  The Subordinated Lender shall execute and deliver such other and further powers of attorney, assignments, proofs of claim or other instruments as may be requested by the Agent in order to accomplish the foregoing, but only with respect to the Subordinated Lender’s capacity in respect of the Subordinated Obligations and not in respect of any other relationship between the Subordinated Lender and the Company.

Section 4.  Subrogation.  A distribution made under the Subordination Provisions to the Senior Obligees which otherwise would have been made to the Subordinated Lender is not, as between the Company and the Subordinated Lender, a payment by the Company on the Subordinated Debt.  After all Senior Obligations are paid in full and until the Subordinated Obligations are paid in full, the Subordinated Lender will be subrogated to the rights of the Senior Obligees to receive payments in respect of the Senior Obligations.

Section 5.  Relative Rights; Subordination Not to Prevent Events of Default.  The Subordination Provisions define the relative rights of the Subordinated Lender and the Senior Obligees and do not impair, as between the Company and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms, subject to [Section 2(c)] above.  The failure to make a payment on the Subordinated Obligations by reason of the Subordination Provisions shall not be construed as preventing the occurrence of a Default or an Event of Default under this [Note/Instrument].

Section 6.  Subordinated Lender Entitled to Rely.  For the purpose of ascertaining the outstanding amount of the Senior Obligations, the identity of the Senior Obligees, and all other information relevant to making any payment or distribution to the Senior Obligees pursuant to the Subordination Provisions, the Subordinated Lender is entitled to rely upon an order or decree of a court or competent jurisdiction in which any proceedings of the nature referred to in [Section 3(a)] are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Agent.

Section 7.  Subordination May Not Be Impaired By Company.  No right of any Senior Obligee to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Company or by its failure to comply with this [Note/Instrument], regardless of any knowledge thereof that any Senior Obligee may have or otherwise be charged with, or by any act or failure to act, in good faith, by any Senior Obligee.

Section 8.  Reliance by Senior Obligees on Subordination Provisions; No Waiver.  (a) The Subordinated Lender acknowledges and agrees that the Subordination Provisions are, and are intended to be, an inducement and consideration to each Senior Obligee, whether the Senior Obligations were created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Obligations, and each Senior Obligee will be deemed conclusively to have relied on the Subordination Provisions in acquiring and holding such Senior Obligations.  Without limiting the foregoing, the Subordinated Lender hereby waives notice of or proof of reliance by any Senior Obligee on any of the Subordination Provisions.

(b)           Without in any way limiting the generality of [Section 7], the Senior Obligees may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Obligees under the Subordination Provisions, do any of the following:

(1)           change the manner, place or terms of payment of, extend the time of payment of, increase the amount of, or renew or alter, the Senior Obligations or any instrument evidencing the same or any agreement under which the Senior Obligations are outstanding or secured;

(2)           sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Obligations;

(3)           release any person liable in any manner for the payment of the Senior Obligations; or

(4)           exercise or refrain from exercising any rights against the Company or any other person.

(c)           Each of the parties hereto acknowledge that the Subordination Provisions are for the benefit of the Senior Obligees and their respective successors and assigns and may not be rescinded or cancelled or modified in any way without the prior written consent of the Agent.

EXHIBIT II

Royal Intercompany Note

[attached]

PROMISSORY NOTE
(Acquireco Note)

CAN$666,000,000	October 3, 2006

1.             FOR VALUE RECEIVED, Rome Acquisition Corp., a Canadian federal corporation (the “Maker”), hereby promises to pay to the order of Rome Acquisition Holding Corp., an unlimited liability company organized under the laws of Nova Scotia (the “Payee”), at 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, or such other place as the Payee may designate in writing, in lawful money of Canada, the principal sum of SIX HUNDRED SIXTY SIX MILLION DOLLARS (CAN$666,000,000), ), together with interest thereon, in the manner and at the times provided below.

2.             This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

3.             The obligations under this Note are unsecured.

4.             All principal on this Note shall be payable in full on December 31, 2013.  The principal of or interest on this Note may not be prepaid in whole or in part at any time unless (i) all of the obligations under that certain Credit Agreement dated as of the date hereof by and among Georgia Gulf Corporation, Royal Group Technologies Limited, the guarantors from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”),  Bank of America, National Association, as Domestic Administrative Agent, Domestic Collateral Agent (in such capacity, the “Domestic Collateral Agent”) and Domestic L/C Issuer, Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent, Canadian Collateral Agent, and Canadian L/C Issuer and The Bank of Nova Scotia, as the Canadian Swing Line Lender, as the same may be amended, supplemented, extended, increased, refinanced, restated, renewed, replaced, or otherwise modified, from time to time (the “Credit Agreement”) shall have been satisfied in full or (ii) the requisite Lenders under the Credit Agreement shall have consented to such prepayment.  If such prepayment is permitted by such requisite Lenders under the Credit Agreement, the Maker shall be entitled to make prepayments in whole or part from time to time without premium.  The principal on this Note shall not be subject to any scheduled amortization installments unless permitted by such requisite Lenders under the Credit Agreement or satisfied in full.  This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

5.             Interest (calculated on an assumed year of 360 days, for the actual number of days elapsed, subject to Section 15 below) shall accrue from the date hereof on the unpaid principal balance at a per annum rate equal to the sum of (i) the prevailing 30 day Eurodollar rate on loans made in Canadian dollars as announced on the first business day of each month by The Bank of Nova Scotia plus (ii) 2.125%.  Accrued interest shall be due and payable on a quarterly basis on the last day of each December, March, June and September, commencing on December 31, 2006.

6.             The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

(a)           Payment Default.  The Maker fails to pay (i) when and as required to be paid herein, any amount of principal due under this Note, or (ii) within three days after the same becomes due, any interest under this Note, or (iii) within five days after the same becomes due, any other amount payable hereunder; or

(b)           Insolvency Proceedings, Etc.  Maker institutes or consents to the institution of any proceeding under the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (a “Debtor Relief Law”), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Maker and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to the Maker or to all or any material part of its property is instituted without the consent of the Maker and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(c)           Default under the Credit Agreement.  The occurrence of an “Event of Default” under, and as defined in, the Credit Agreement.

7.             The Maker agrees that upon an Event of Default under this Note, then all or any part of the unpaid principal balance of and interest on this Note, after written notice to the Maker by the Payee, shall immediately become due and payable and the Payee shall be entitled to exercise all rights and remedies available to it under the Note or applicable law; provided however, that upon the occurrence of an Event of Default described in clause (b) of Section 6 above, the unpaid balance and accrued but unpaid interest under this Note shall become due and payable without notice or demand.  If an Event of Default occurs, the Maker agrees to pay to the Payee all expenses incurred by the Payee, including reasonable attorneys’ fees actually incurred, in enforcing and collecting this Note.

8.             Failure of the Payee hereof to assert any right contained herein will not be deemed to be a waiver thereof.

9.             In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

10.           The Maker hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.  The Maker further agrees to indemnify and hold harmless the Payee from any and all damages, losses, costs and expenses (including, without limitation, attorneys’ fees and expenses) which the Payee may incur by reason of the Maker’s failure to promptly pay when due the indebtedness evidenced by this Note.  Time is of the essence in the Maker’s performance of its obligations hereunder.

11.           This Note may not be amended, waived, changed, discharged, terminated or otherwise modified, without the prior written consent of the Payee and the Maker.

12.           This Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Payee.

13.           Governing Law; Submission to Jurisdiction; Venue.

(a)           THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE MAKER AND PAYEE CONSENTS, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE MAKER AND THE PAYEE IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS NOTE.  EACH OF THE MAKER AND THE PAYEE WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH PROVINCE.

14.           Waiver of Right to Trial by Jury.

EACH PARTY TO THIS NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.           Interest Savings.

(a)           In no event shall the aggregate “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada), payable to the Payee under this Note exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section.  Further, if any payment, collection or demand pursuant to this Note in respect of such “interest” is determined to be contrary to the provisions of the Criminal Code Section, such payment, collection, or demand shall be deemed to have been made by mutual mistake of the Maker and the Payee and such “interest” shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in the receipt by the Payee of interest at a rate not in contravention of the Criminal Code Section.

(b)           Each interest rate which is calculated under this Note on any basis other than a full calendar year (the “deemed interest period”) is, for the purposes of the Interest Act (Canada), equivalent to a yearly rate calculated by dividing such interest rate by the actual number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

(c)           Any payments in respect of amounts due under this Note shall be applied first in satisfaction of any accrued and unpaid interest, and then to the principal amount outstanding.

ROME ACQUISITION CORP.

By:
Name:
Title:

Acknowledged and Agreed:

ROME ACQUISITION HOLDING CORP.

By:
Name:
Title:

SCHEDULE 1

Consolidated EBITDA Threshold Amounts

Two Consecutive Fiscal Quarter Period Ending	Consolidated EBITDA Threshold Amount
December 31, 2009	$73.7 million
March 31, 2010	$21.3 million
June 30, 2010	$67.5 million
September 30, 2010	$119.0 million
December 31, 2010	$74.3 million
March 31, 2011	$27.0 million
June 30, 2011	$75.2 million
September 30, 2011	$137.2 million

SCHEDULE 2

Commitments and Applicable Percentages
(in U.S. Dollars)

Part I.  Domestic Revolving Commitments

Domestic Revolving Lenders	Domestic Revolving Commitment	Applicable Percentage

Goldman Sachs Lending Partners LLC	$57,600,000	34.082840237%
Lehman Commercial Paper Inc.	20,000,000	11.834319527%
Bank of America, N.A.	14,000,000	8.284023669%
Bank of Tokyo-Mitsubishi UFJ Trust Company	12,000,000	7.100591716%
Mizuho Corporate Bank, Ltd.	12,000,000	7.100591716%
Deutsche Bank AG New York Branch	10,400,000	6.153846154%
Wachovia Bank National Association	10,000,000	5.917159763%
Mariner LDC	8,667,200	5.128520710%
Caspian Capital Partners LP	8,666,400	5.128047337%
Barclays Bank PLC	4,000,000	2.366863905%
Grand Central Asset Trust BDC Series	4,000,000	2.366863905%
Morgan Stanley Senior Funding Inc.	4,000,000	2.366863905%
Mariner Opportunities Fund LP	3,666,400	2.169467456%

Total	$169,000,000	100.000000000%

Part II.  Canadian Revolving Commitments

Canadian Revolving Lenders	Canadian Revolving Commitment	Applicable Percentage

Bank of America, N.A., Canada branch	$30,000,000	26.086956522%
JPMorgan Chase Bank, N.A., Toronto branch	30,000,000	26.086956522%
Merrill Lynch Capital Canada Inc.	15,000,000	13.043478261%
ABN AMRO Bank N.V.	14,000,000	12.173913044%
Wachovia Capital Finance Corporation (Canada)	14,000,000	12.173913044%
The Bank of Nova Scotia	12,000,000	10.434782609%

Total	$115,000,000	100.000000000%

Part III.  Canadian Swing Line Commitments

Canadian Swing Line Lender	Canadian Swing Line Commitment	Applicable Percentage

The Bank of Nova Scotia	$16,000,000	100.000000000%

Total	$16,000,000	100.000000000%

SCHEDULE 3

Schedule 2
to Compliance Certificate

[to be provided supplementally by the Administrative Agent]